Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Network Equipment Technologies, Inc. on Form S-8 of our report dated April 15, 2002, appearing in the Annual Report on Form 10-K of Network Equipment Technologies, Inc. for the year ended March 29, 2002.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
December 17, 2002